UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 16, 2010

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON	98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 17, 2010, Nordstrom, Inc. issued a press release announcing that effective November 16, 2010, the Board of Directors of the Company, upon recommendation of its Corporate Governance and Nominating Committee, appointed Felicia D. Thornton, Chief Executive Officer of Knowledge Universe and B. Kevin Turner, Chief Operating Officer of Microsoft Corporation, to the Board of Directors of Nordstrom. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As nonemployee directors, Ms. Thornton and Mr. Turner will each receive compensation for their services on the Board and Board Committees equivalent to a pro-rated 50% portion of the cash retainer and stock award compensation described under the caption “Director Compensation” of the Company’s proxy statement that was filed with the Securities and Exchange Commission on April 8, 2010. They will also be eligible to participate in the Company’s other compensation benefit plans and programs for nonemployee directors as described in the proxy statement.

Ms. Thornton was appointed as a member of the Board’s Audit Committee and Finance Committee. Mr. Turner was appointed as a member of the Board’s Compensation Committee and Finance Committee.

The Company plans to enter into its standard Independent Director Indemnification Agreement with each of Ms. Thornton and Mr. Turner, the form of which was filed with the Securities and Exchange Commission.

ITEM 8.01 Other Events.

On November 17, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Nordstrom, Inc. (the “Company”) approved the form of 2011 Stock Option Award Agreement. Any stock options awarded under this agreement will be pursuant to the terms of the Nordstrom, Inc. 2010 Equity Incentive Plan (the “Plan”). Such awards will have a term of ten years with an exercise price equivalent to the fair market value of the Company’s stock on the date of grant. Under the terms of the agreement, vesting of any grant would occur at a rate of 25% annually, beginning one year from the date of the grant. A copy of the form of 2011 Stock Option Award Agreement is attached hereto as Exhibit 10.1.

In addition, on November 17, 2010, the Committee approved the form of 2011 Performance Share Unit Award Agreement. Performance Share Units (“PSUs”) are granted pursuant to the terms of the Nordstrom, Inc. 2010 Equity Incentive Plan. PSUs entitle the participant to settle in shares of Company Common Stock or to elect cash in the lieu thereof upon the achievement of such performance goals as may be established by the Committee at the time of grant based on any one or combination of certain performance criteria enumerated in the Plan. If granted, any 2011 PSUs will be earned over a three-year period from fiscal year 2011 through fiscal year 2013. The percentage of PSUs granted that will actually be earned at the end of the three-year period is based on the Company’s total shareholder return compared to the total shareholder return of companies in a pre-defined group of retail peers. Additionally, PSUs will only be earned if the Company’s total shareholder return for the period is positive. A copy of the form of 2011 Performance Share Unit Award Agreement is attached hereto as Exhibit 10.2.

On November 18, 2010, Nordstrom, Inc. issued a press release announcing that its Board of Directors had approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of 2011 Stock Option Award Agreement.

10.2	Form of 2011 Performance Share Unit Award Agreement.

99.1	Press release of Nordstrom, Inc., dated November 17, 2010.

99.2	Press release of Nordstrom, Inc., dated November 18, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ Robert B. Sari
Robert B. Sari
Executive Vice President,
General Counsel and Corporate
Secretary

Dated: November 19, 2010

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of 2011 Stock Option Award Agreement.

10.2	Form of 2011 Performance Share Unit Award Agreement.

99.1	Press release dated November 17, 2010 announcing the appointment of Felicia D. Thornton and B. Kevin Turner to the Company’s Board of Directors.

99.2	Press release dated November 18, 2010 announcing approval of quarterly dividend.